UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 8, 2007
JAFRA WORLDWIDE HOLDINGS (LUX) S.àR.L
(Exact Name of Registrant as Specified in its Charter)

Luxembourg	333-106666	98-0399297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
370 Route de Longwy
L-1940 Luxembourg
Luxembourg
(Address of Principal Executive Offices)
(Zip Code)
(352) 226027
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On January 8, 2007, Jafra Worldwide Holdings (Lux) S.áR.L. (the “Issuer”), by written resolution in its capacity of sole shareholder of Jafra Cosmetics International, Inc. (the “Company”), appointed Mr. Peter Oberegger as a Manager of the Company. Mr. Oberegger has not been appointed to sit on any committees of the Company’s Board of Managers at this time. There are no family relationships between Mr. Oberegger and any manager or other executive officer of the Company or the Issuer, Mr. Oberegger was not appointed as a Manager pursuant to any arrangement or understanding with any person and Mr. Oberegger has not engaged in any transaction with the Company or the Issuer that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. Mr. Oberegger was elected managing partner of Vorwerk & Co. KG (“Vorwerk”), the Issuer’s ultimate parent, with effect from January 1, 2007. He joined Vorwerk in 2001 as the head of its Thermomix division. Except as set forth herein, no disclosures are required by Item 404(a) of regulation S-K in connection with the election of Mr. Oberegger as a Director of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 8, 2007

JAFRA WORLDWIDE HOLDINGS (LUX) S.ÀR.L.
By:	/s/ Enrique Marco
Enrique Marco
Chief Financial Officer